EXHIBIT 22.1
                        KCI SUBSIDIARIES



A.   Kinetic Concepts, Inc., a Texas corporation
     (Tax ID #74-1891727)

     Subsidiaries:

     1. KCI Therapeutic Services, Inc., a Delaware corporation
          (Tax ID #74-2152396)

     2.   KCI International, Inc., a Delaware corporation
          (Tax ID #51-0307888)

          a.    KCI Medical Canada Inc., a Canadian corporation

          b.    Mediscus International  Limited,  a
                United Kingdom corporation

                (i)  KCI Medical United Kingdom
                     Limited, a United Kingdom corporation

          c.    Mediscus Products Limited, a United
                Kingdom corporation

                (i)  Home-Care Medical Products
                     Limited, a United Kingdom corporation

                (ii)  KCII  Medical Limited,  a
                      United   Kingdom   corporation   (formerly
                      Lingard    Leasing   Limited),    [Lingard
                      Plastics Ltd. dissolved]

          d.    KCI Medical Holding GMBH (formerly)
                KCI Medical GmbH, a Federal Republic of Germany
                GmbH and (formerly KCI Handels GmbH)

                (i)  KCI Mediscus Produkte GmbH

                (ii) KCI  Therapy   Products (Formerly Verwalt)

          e.    Equipement Medical KCI, S.A.R.L.,  a
                French corporation

          f.    KCI Medical B.V., a Netherlands corporation

          g.    KCI-Mediscus AG, a Swiss corporation

          h.    Mediscus medizinisch-technische Gerate
                Handelsgesellschaft mbH Austria

          i. KCI Europe Holding B.V., a Netherlands corporation

          j.    KCI International-Virgin Islands, Inc.,
                a Virgin Islands corporation

          k.    KCI  Medica  Espana,  S.A.,  a  Spanish corporation

          l.    KCI Medical Australia PTY, Ltd.,  an
                Australian corporation

          m.    KCI  Medical  S.r.l.,  an  Italian
                corporation

                [KCI-Mediscus    Klinikausstattung
                Gesellschaft  mbH,  an Austrian  corporation  -
                DISSOLVED IN 1994]


     3.   KCI   Financial  Services,  Inc.,   a   Delaware
          corporation (Tax ID #87-0490775)

     4.   KCI New Technologies, Inc., a Delaware corporation
          (Tax ID #74-2615226)

     5. KCI Properties Limited, a Texas limited liability company, (Tax ID #74-2621178)

     6. KCI Real Property Limited, a Texas limited liability company, dba Premier Properties (Tax ID
          #74-2644430)

     7.   Medical Retro Design, Inc., a Delaware corporation
          (Tax ID #74-2652711)

     8.   KCI   Clinical  Systems,  Inc.,  a   Delaware
          corporation (Tax ID #74-2675416)